EXHIBIT 23.2

CONSENT OF DELOITTE & TOUCHE LLP

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Pinnacle Data Systems, Inc. 2005 Equity Incentive Plan of our report dated February 15, 2005, relating to the financial statements of Pinnacle Data Systems, Inc. appearing in the Annual Report on Form 10-KSB of Pinnacle Data Systems, Inc. for the year ended December 31, 2005.

Columbus, Ohio

August 23, 2006

DELOITTE & TOUCHE LLP

/s/ Deloitte & Touche LLP